Exhibit 21.1

SUBSIDIARIES OF ABM INDUSTRIES INCORPORATED
AS OF OCTOBER 31, 2017

Company	Where Incorporated or Organized
ABM INDUSTRIES INCORPORATED	Delaware
(*)ABM Aviation, Inc.	Georgia
Omni Serv Limited	England
Air Serv Middle East Hospitality Services LLC	UAE
OFJ Connections	England
OFJ Airlinks Limited	England
ABM International (Holdings) B.V.	Holland
IFM Capital Ltd.	Bermuda
ABM Group UK Limited	England
ABM Facility Services UK Limited	England
ABM Facility Services Scotland Limited	England
Eclipse Contract Cleaning Limited	Scotland
GBM Services (Civic) Limited	England
BRBIBR Limited	England
ABM Critical Solutions Limited	England
Westway Services Holdings (2014) Ltd.	England
Westway Services Holdings (2010) Ltd.	England
Westway Services Limited	England
ABM Onsite Services - Canada ULC	Canada
ABM General Services, Inc.	Delaware
ABM Healthcare Support Services, Inc.	Michigan
ABM Industrial Services, Inc.	Delaware
ABM Industry Groups, LLC	Delaware
ABM Security Services, Inc.	California
ABM Texas General Services, Inc.	Delaware
OneSource Facility Services, Inc.	Delaware
ABM Building & Energy Solutions, LLC	Delaware
ABM Building Services, LLC	Delaware
ABM Building Solutions, LLC	Delaware
Mechanical Solutions, Inc.	Texas
ABM Electrical Network, Inc.	Delaware
ABM Electrical Power Services, LLC	Delaware
ABM Electrical Power Solutions, LLC	Delaware
ABM Electrical & Lighting Solutions, Inc.	Delaware
ABM Electrical & Lighting Services, LLC	Delaware
ABM Facility Support Services, LLC	Delaware
RenewEnergy Solutions, LLC	Delaware
ABM Franchising Group, LLC	Delaware
GreenHomes America, LLC	Delaware
Grade Sub Two, LLC	Delaware
GCA Services Group, Inc.	Delaware
Associated Facility Management, LLC	Nevada

GCA Cleaning Specialties, LP	Texas
GCA Services Group Mountain States, LP	Texas
GCA Services Group of Texas, LP	Texas
Associated Facility Ventures, LLC	Nevada
GCA Education Services, Inc.	Tennessee
GCA Education Services Central States, Inc.	Illinois
GCA Education Services of New England, Inc.	Delaware
GCA Facility Operations Maintenance Services, Inc.	Delaware
GCA K12 Education Services, Inc.	Texas
GCA Nuclear Facility Services, Inc.	Texas
GCA Plumbing Services, Inc.	Delaware
GCA Production Services, Inc.	Delaware
GCA Services, Inc.	Delaware
GCA Services Group of California, Inc.	California
GCA Services Group of Colorado, Inc.	Colorado
GCA Services Group of North Carolina, Inc.	North Carolina
GCA Services Group of Northwestern States, Inc.	Washington
GCA Specialty Services LLC	Florida
GCA Staffing Services, Inc.	Delaware
National Building Maintenance Corp.	Delaware
GCA Commercial Services of Midwest, LLC	Delaware
GCA Education Services of Midwest, LLC	Delaware
GCA Energy Services, LLC	Delaware
GCA International Management Services, LLC	Delaware
IFM Assurance Company	New York

*Subsidiary relationship to Company or to subsidiary parents shown by progressive indentation.